UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2008

AMERICAN ECOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lakepointe Centre I, 300 E. Mallard Drive, Suite 300 Boise, Idaho	83706
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 331-8400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

American Ecology Corporation (the “Company”) has announced the slate of Board of Directors nominees that will stand for election at the Company’s 2007 Annual Meeting, scheduled for May 22, 2008. Joining existing directors Roy C. Eliff, Edward F. Heil, Jeffrey S. Merrifield, John W. Poling, and Chairman and Chief Executive Officer Stephen A. Romano will be new nominees Victor J. Barnhart and Joe F. Colvin. The new directors will replace Kenneth C. Leung and Richard T. Swope, who will not be standing for reelection in May. The number of American Ecology directors is intended to remain at seven.

Item 7.01.	Regulation FD Disclosure

On April 7, 2008, American Ecology Corporation issued a press release announcing the slate of Board of Directors nominees that will stand for election at the Company’s 2007 Annual Meeting, scheduled for May 22, 2008. A copy of the press release is attached as Exhibit 99.1 to this report.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 8.01.	Other Events

See the information in Item 5.02.

Item 9.01.	Financial Statements and Exhibits

   (d)           Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

       99.1         Press release issued by the Registrant on April 7, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

American Ecology Corporation
(Registrant)

Date: April 7, 2008

/s/ Jeffrey R. Feeler
Jeffrey R. Feeler
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	American Ecology Corporation press release dated April 7, 2008.

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